Exhibit 31.3

KLX ENERGY SERVICES HOLDINGS, INC.

CERTIFICATIONS

I, Thomas P. McCaffrey, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of KLX Energy Services Holdings, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 29, 2020	By:	/s/ Thomas P. McCaffrey
Thomas P. McCaffrey
President, Chief Executive Officer and Chief Financial Officer